Exhibit 4.2

Certificate No.

GENZYME CORPORATION

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)          AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND

(3)          AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY

(A)                    TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

(B)                      PURSUANT TO A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT,

(C)                      TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                     PURSUANT TO THE SAFE HARBOR FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D)

ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

Certificate No.

1.25% Convertible Senior Note due 2023
CUSIP No. 372917 AM 6

Genzyme Corporation, a Massachusetts corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                    Dollars ($                   ) on December 1, 2023 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: June 1 and December 1, with the first payment to be made on June 1, 2004.

Record Dates: May 15 and November 15.

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, Genzyme Corporation has caused this instrument to be duly signed.

GENZYME CORPORATION

By:
Name: Michael S. Wyzga
Title: Executive Vice President, Finance; Chief Financial Officer

Dated: December 9, 2003

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: December 9, 2003

[REVERSE OF SECURITY]

GENZYME CORPORATION

1.25% Convertible Senior Note due 2023

Interest.  Genzyme Corporation, a Massachusetts corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semi-annually on June 1 and December 1 of each year, with the first payment to be made on June 1, 2004.  Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, December 9, 2003, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Maturity.  The Securities will mature on December 1, 2023.

Method of Payment.  The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security immediately preceding the applicable interest payment date.  Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price, Option Purchase Price or Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon Redemption, Repurchase at Holder’s Option or Repurchase Upon Repurchase Event, as the case may be.  The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts or, if permitted under the Indenture, in shares of Common Stock in accordance with the Indenture.  With respect to Securities that are in global form, the Company will make payments on such Securities by wire transfer of immediately available funds to the account specified by the Holders thereof.  With respect to a Security that is held, other than in global form, by a Holder of more than $5.0 million aggregate principal amount of Securities, the Company will make payments on such Security by wire transfer of immediately available funds to the account specified by such Holder or, if no such account is specified, by mailing a check to such Holder’s registered address.  With respect to a Security that is held, other than in global form, by a Holder of not more than $5.0 million aggregate principal amount of Securities, the Company will make payments on such Security by mailing a check to such Holder’s registered address.

Paying Agent, Registrar, Conversion Agent.  Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent.  The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without notice.

Indenture.  The Company issued the Securities under an Indenture dated as of December 9, 2003 (the “Indenture”) between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “Act”).  The Securities are subject to all such terms, and

Securityholders are referred to the Indenture and the Act for a statement of such terms.  The Securities are general unsecured senior obligations of the Company limited to $600,000,000 aggregate principal amount ($690,000,000 if the Initial Purchasers have elected to exercise in full the Option to purchase up to an additional $90,000,000 aggregate principal amount of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities).  Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

Optional Redemption.  The Securities will be redeemable prior to maturity at the option of the Company, in whole or in part, at any time on or after December 1, 2008 on any date (the “Redemption Date”) not less than 30 nor more than 60 days after the mailing of a redemption notice to each holder of Securities to be redeemed, at a redemption price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed plus any accrued and unpaid interest to, but excluding, the Redemption Date; provided, that if such Redemption Date is also an interest payment date, such accrued and unpaid interest with respect to a Security called for Redemption will be paid on such interest payment date to the Holder of record of such Security at the close of business on the relevant record date; provided further, that the Company will make at least ten (10) semi-annual interest payments with respect to the Securities prior to redeeming any Securities under this paragraph 6.

If the Paying Agent (other than the Company) holds on the Redemption Date money sufficient to pay the Redemption Price, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, payable on the Redemption Date with respect to a Security, then (unless the Company defaults in the payment of the Redemption Price or such accrued and unpaid interest) on and after the Redemption Date such Security shall be deemed to be no longer outstanding, interest on such Security shall cease to accrue, and such Security shall be deemed paid whether or not such Security is delivered to the Paying Agent.  Thereafter, all rights of the Holder of such Security shall terminate with respect to such Security, other than the right to receive the Redemption Price plus such accrued and unpaid interest.

Notice of Redemption.  Notice of Redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at its registered address.  Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

Purchase by the Company at the Option of the Holder.  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on December 1, 2008, December 1, 2013 and December 1, 2018 (each, an “Option Purchase Date”) at an Option Purchase Price equal to one hundred percent (100%) of the principal amount of Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, applicable Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until 5:00 p.m., New York City time, on the third (3rd) Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.  Subject to certain conditions and exceptions set forth in the Indenture, the Option Purchase Price may be paid for, in whole or in part, at the election of the Company, in cash or shares of Common Stock or in any combination of cash and shares of Common Stock.

Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture at any time prior to 5:00 p.m., New York City time, on the third (3rd) Business Day prior to the applicable Option Purchase Date, or such later time as may be required by law.

If the Paying Agent (other than the Company) holds on the applicable Option Purchase Date money and/or Common Stock, if applicable and as provided in the Indenture, sufficient to pay the Option Purchase Price, and accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, payable in respect of a Security on such Option Purchase Date, then on and after such Option Purchase Date such Security shall be deemed to be no longer outstanding and interest on it shall cease to accrue, and such Security shall be deemed paid whether or not such Security is delivered to the Paying Agent.  Thereafter, all other rights of the Holder(s) of such Security shall terminate with respect to such Security, other than the right to receive the Option Purchase Price plus such accrued and unpaid interest.

Repurchase at Option of Holder Upon a Repurchase Event.  Subject to the terms and conditions of the Indenture, in the event of a Repurchase Event, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Repurchase Date”) no later than thirty (30) days after the date on which notice of such Repurchase Event is mailed in accordance with the immediately succeeding paragraph, at a price payable in cash equal to one hundred percent (100%) of the outstanding principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Repurchase Date.

Within thirty (30) days after the occurrence of the Repurchase Event, the Company is obligated to give notice of the occurrence of such Repurchase Event to each Holder.  Such notice shall include, among other things, the date by which Holder must notify the Company of such Holder’s intention to exercise the Repurchase Right and of the procedure which such Holder must follow to exercise such right.  To exercise the Repurchase Right, a Holder of Securities must, in accordance with the provisions of the Indenture, (i) deliver, no later than 5:00 p.m., New York City time, on the third (3rd) Business Day immediately preceding the Repurchase Date, written notice to the Paying Agent of the Holder’s exercise of such right; and (ii) deliver, at any time after the delivery of such written notice, the Securities with respect to which the Holder is exercising its Repurchase Right, duly endorsed for transfer to the Company.

A “Repurchase Event” shall be deemed to have occurred upon the occurrence of a “Change in Control.”

A “Change in Control” shall be deemed to have occurred at such time as:

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total voting power of all classes of the Capital Stock of the Company entitled to vote generally in the election of directors, other than an acquisition by the Company, any of its Subsidiaries or any of the Company’s employee benefit plans; or

at any time the following persons cease for any reason to constitute a majority of the Company’s Board of Directors:

individuals who on the Issue Date constituted the Company’s Board of Directors; and

any new directors whose election to the Company’s Board of Directors or whose nomination for election by the Company’s shareholders was approved by at least a majority of the members of the Board of Directors, or of the nominating committee thereof, then still in office who were either directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or

the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the persons that “beneficially owned,” directly or indirectly, the shares of the Voting Stock of the Company immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total voting power of all outstanding classes of the Voting Stock of the continuing or surviving corporation in substantially the same proportion as such ownership immediately prior to the transaction; or

the sale, lease, transfer or other conveyance or disposition of all or substantially all of the property and assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

the Company is liquidated or dissolved or the holders of the Capital Stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a Change in Control will not be deemed to have occurred if either:

(1)                                             the Closing Sale Price for each of any five (5) Trading Days (whether or not consecutive) during the ten (10) consecutive Trading Days immediately preceding the Change in Control is equal to at least one hundred and five percent (105%) of the Conversion Price in effect on such Trading Day; or

(2)                                             in the case of a merger or consolidation, at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock and any associated rights traded on a U.S. national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control), and, as a result of such transaction or transactions, the Securities become convertible into such common stock and associated rights.

If the Paying Agent (other than the Company) holds on the Repurchase Date money sufficient to pay the Repurchase Price with respect to a Security, plus accrued and unpaid interest, if any, payable as provided in the Indenture upon Repurchase Upon Repurchase Event, then (unless the Company defaults in the payment of the Repurchase Price or such accrued and unpaid interest) on and after such date such Security shall be deemed to be no longer outstanding, interest on such Security shall cease to accrue, and such Security shall be deemed paid whether or not such Security is delivered to the Paying Agent.  Thereafter, all rights of the Holder of such Security shall terminate with respect to such Security, other than the right to receive the Repurchase Price, plus such accrued and unpaid interest, in accordance with the Indenture.

Conversion.

The Securities shall be convertible as follows:

Conversion Based on Closing Sale Price of Common Stock.  Subject to earlier Redemption, Repurchase at Holder’s Option or Repurchase Upon Repurchase Event, Holders may surrender Securities in integral multiples of $1,000 principal amount for conversion into shares of the Company’s Common Stock on any Business Day, if the Closing Sale Price of the Company’s Common Stock for at least twenty (20) consecutive Trading Days in a period of thirty (30) consecutive Trading Days ending on the Trading Day immediately preceding such Business Day exceeds one hundred and twenty percent (120%) of the Conversion Price in effect on such thirtieth (30th) Trading Day.

Conversion Upon Satisfaction of Trading Price Condition.  Subject to earlier Redemption, Repurchase at Holder’s Option or Repurchase Upon Repurchase Event, Securities in integral multiples of $1,000 principal amount may be surrendered for conversion into shares of Common Stock any time during the five (5) consecutive Trading Day period after any ten (10) consecutive Trading Day period (the “Note Measurement Period”), if the Trading Price per $1,000 principal amount of the Securities on each Trading Day during the Note Measurement Period was less than ninety five percent (95%) of the Conversion Value (as defined below) on such Trading Day; provided, however, no Security shall be convertible into shares of Common Stock pursuant to this paragraph after December 1, 2018 if the Closing Sale Price on the Trading Day immediately preceding the day on which the Security is surrendered for conversion pursuant to this paragraph is greater than 100% of the Conversion Price then in effect but equal to or less than 120% of the Conversion Price then in effect.  In connection with any conversion, the Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least $10,000,000 aggregate principal amount of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be less than ninety five percent (95%) of the Conversion Value.  Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities beginning with the next Trading Day, and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is equal to or greater than ninety five percent (95%) of the Conversion Value.  For purposes of this paragraph, the “Conversion Value,” on a given Trading Day, means the product of Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.

Conversion Based on Redemption.  A Security, or portion of a Security, which has been called for Redemption pursuant to paragraph 6 may be surrendered in integral multiples of $1,000 principal amount for conversion into shares of Common Stock; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until 5:00 p.m., New York City time, on the third (3rd) Business Day immediately preceding the Redemption Date.

Conversion Upon Certain Distributions.  If:

(A)            other than pursuant to a stockholder rights plan, the Company distributes to all holders of Common Stock rights or warrants entitling them to purchase shares of Common Stock at a purchase price per share of Common Stock that is less than the “current market price” (as defined in Section 10.06(g) of the Indenture) per share of Common Stock on the declaration date of such distribution; or

(B)              the Company distributes to all holders of Common Stock cash or other assets, debt securities or rights to purchase the Company’s securities, which distribution has a value per share of Common Stock (as determined in good faith by the Board of Directors whose determination shall be conclusive and described in a Board Resolution) exceeding fifteen percent (15%) of the Closing Sale Price on the Trading Day immediately preceding the date of declaration for such distribution, then, in each case, the Company shall notify, in writing, Holders of such distribution at least twenty (20) days prior to the “ex” date for such distribution, after which time Holders shall have the right to surrender their Securities for conversion into shares of Common Stock at any time until the earlier of the close of business on the Business Day immediately preceding such “ex” date or the date of announcement by the Company that such distribution shall not take place.  For purposes of this paragraph, the term “ex” date means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such distribution.

Conversion Upon Occurrence of Certain Corporate Transactions.  If the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted or exchanged into cash, securities or other property, or a transfer, sale or conveyance of all or substantially all of the property or business of the Company, the Securities may be surrendered in integral multiples of $1,000 principal amount for conversion into shares of Common Stock at any time from and after the date which is fifteen (15) days prior to the date announced by the Company as the anticipated effective date of such transaction until the date that is fifteen (15) days after the actual effective date of such transaction, and, at the effective date of such transaction, the right to convert a Security into shares of Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the Holder thereof would have received if such Holder had converted such Holder’s Security immediately prior to the transaction, assuming that such Holder would not have exercised any rights of election that such Holder would have had as a holder of Common Stock to select a particular type of consideration.

The initial Conversion Rate is 14.0366 shares of Common Stock per $1,000 principal amount of Securities, or an effective initial Conversion Price of approximately $71.24 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture.  The Company will deliver a check in lieu of any fractional share.  On conversion, no payment or adjustment for any unpaid and accrued interest on, or liquidated damages with respect to, the Securities will be made.  If a Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, such Security, when surrendered for conversion, must be accompanied by payment to the Conversion Agent on behalf of the Company of an amount equal to the interest thereon which the registered Holder at the close of business on such record date is to receive on the portion of such Security that is converted, unless such Security has been called for Redemption as described in the Indenture and except to the extent of any unpaid interest that is overdue and shall have accrued prior to the interest payment date immediately preceding the Conversion Date.

To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) deliver the Security and completed Conversion Notice to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay as provided in the last sentence of the immediately preceding paragraph and (5) pay any transfer or similar tax if required pursuant to the Indenture.  A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.  A Security as to which a Purchase Notice has been duly delivered electing that such Security be repurchased by the Company pursuant to Section 3.08 or Section 3.09 of the Indenture, as the case may be, may be converted pursuant to Article X of the Indenture and this paragraph 10 only if such Purchase Notice has been withdrawn in accordance with the Indenture prior to 5:00 p.m., New York City time, on the third (3rd) Business Day prior to the applicable Option Purchase Date or the Repurchase Date, as the case may be (or such later time as may be required by law).

Any shares of Common Stock issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed by the Company and the Holder thereof).

Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  The Registrar need not exchange or register the transfer of any Security selected for Redemption, in whole or in part, except the unredeemed portion of Securities to be redeemed in part.  Also, it need not exchange or register the transfer of any Securities for a period of fifteen (15) days before the mailing of a notice of Redemption and in certain other circumstances provided in the Indenture.

Persons Deemed Owners.  The registered Holder of a Security may be treated as the owner of such Security for all purposes.

Merger or Consolidation.  The Company shall not consolidate with, or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, another person, whether in a single or series of related transactions, unless (i) such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; (ii) such person assumes by supplemental indenture all the obligations of the Company, under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

Amendments, Supplements and Waivers.  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding.  In accordance with the terms of the Indenture, without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to (i) comply with Sections 5.01 and 10.12 of the Indenture; (ii) make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of the Indenture under the TIA; (iii) secure the obligations of the Company in respect of the Securities; (iv) add to covenants of the Company described in the Indenture for the benefit of Securityholders; (v) surrender any right or power conferred upon the Company; (vi) make provisions with respect to adjustments to the Conversion Rate as required by the Indenture or increase the Conversion Rate in accordance with the Indenture; (vii) to add additional Events of Default with respect to the Securities; and (viii) to cure any ambiguity or correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder that the Company and the Trustee deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture, provided that such amendment or supplement does not adversely affect the interests of Holders in any material respect.

Defaults and Remedies.  Subject to the provisions of the Indenture, an Event of Default includes the occurrence of any of the following: (i) default in payment of principal, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Repurchase at Holder’s Option, on a Repurchase Date with respect to a Repurchase Upon Repurchase Event or otherwise; (ii) default for thirty (30) days in payment of interest or liquidated damages; (iii) failure by the Company for sixty (60) days after notice is given, as specified in the Indenture, to it to comply with any other term, covenant or agreement set forth in the Securities or the Indenture; (iv) the acceleration of certain Indebtedness of the Company or any of its Subsidiaries; and (v) certain events of bankruptcy or insolvency involving the Company or its Significant Subsidiaries.  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture.  If an Event of Default specified in Section 6.01(v) or (vi) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may require from the Holders indemnity reasonably satisfactory to the Trustee before it enforces the Indenture or the Securities.  Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if, and so long as it in good faith determines that, withholding the notice is in the best interests of Securityholders.  The Company must furnish an annual compliance certificate to the Trustee.

Registration Rights.  The Holders are entitled to registration rights as set forth in the Registration Rights Agreement.  The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

Trustee Dealings with the Company.  The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

No Recourse Against Others.  No past, present or future director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Securityholder by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

Authentication.  This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

Abbreviations.  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE.  REQUESTS MAY BE MADE TO:

Genzyme Corporation

500 Kendall Street

Cambridge, MA 02142

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.

Signature Guarantee:

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended, covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	☐	to the Company or any Subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(4)	☐	pursuant to the exemption from registration under the Securities Act of 1933, as amended, other than under Rule 144A or Rule 144;

(5)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

☐                       The transferee is an Affiliate of the Company.  (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least two (2) years following the date of the transfer.)

Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

CONVERSION NOTICE

To convert this Security into Common Stock of the, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE

Certificate No. of Security:

Check the appropriate box:

☐ I elect to have the following principal amount of this Security purchased by the Company pursuant to Section 3.08 of the Indenture:

$
(in an integral multiple of $1,000)

If you checked the above box, then check the appropriate boxes below:

1. Check the box below corresponding to the date on which you elect to have the principal amount of this Security specified above purchased by the Company:

☐ December 1, 2008
☐ December 1, 2013
☐ December 1, 2018

2.                                       In the event the Company elects to pay the Option Purchase Price, in whole or in part, in shares of Common Stock, but the Option Purchase Price is ultimately to be paid entirely in cash because any of the conditions to payment of the Option Purchase Price in shares of Common Stock is not satisfied before the Option Purchase Date, you elect:

☐ to withdraw this Purchase Notice as to the following principal amount of this Security:

$
(in an integral multiple of $1,000)

or

☐                                    to receive cash in respect of the Option Purchase Price for that portion of the principal amount of this Security which I have elected above to be purchased by the Company pursuant to Section 3.08 of the Indenture.

☐ I elect to have the following principal amount of this Security purchased by the Company pursuant to Section 3.09 of the Indenture:

$
(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature or authorized signatory of Trustee or Note Custodian

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